Exhibit 99.1

             Network Engines Announces Financial Results
                 for the Third Quarter of Fiscal 2006

    CANTON, Mass.--(BUSINESS WIRE)--July 27, 2006--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal third quarter ended June 30, 2006.

    Second Quarter Financial Performance

    -- Net revenues of $32.0 million compared to $28.0 million in the fiscal second quarter of 2006, greater than guidance of $28 million to $31 million.

    -- Gross profit of 16.8 percent of net revenues compared to 15.4 percent in the fiscal second quarter, above guidance of 14 to 16 percent.

    -- Operating expenses of $6.9 million, including $716,000 of stock-based compensation expense, below guidance of $7.3 to $7.6 million. Operating expenses compared to $7.2 million, which included $742,000 of stock-based compensation in fiscal second quarter of 2006.

    -- Net loss on a GAAP basis was $(1.1) million, or $(0.03) per share, which included $771,000 of stock-based compensation charges, better than the guided range of $(2.2) million to $(2.6) million on a GAAP basis. Net loss on a GAAP basis compared to $(2.5) million, or $(0.06) per share, in the second fiscal quarter of 2006.

    -- Non-GAAP net loss, which excludes the stock-based compensation expenses, was $(334,000), or $(0.01) per share, exceeding guidance of $(1.4) million to $(1.8) million on a non-GAAP basis. Non-GAAP net loss compared to $(1.7) million, or $(0.04) per share, in the second fiscal quarter of 2006.

    --  Cash, cash equivalents and short-term investments totaled
        $31.3 million at the close of the quarter, compared to $33.7 million at the end of March and exceeded the guidance of $29 million to $31 million.

    "During the third fiscal quarter, we continued to make progress toward our financial objectives as well as building relationships for future growth," commented Greg Shortell, President and Chief Executive Officer of Network Engines. "We are reporting a record revenue quarter for our OEM business that has resulted in the Company exceeding the financial guidance for the quarter. Importantly, we secured a significant relationship with Getronics and announced a new security appliance product that should enable us to increase the growth of our NS Series business segment."

    OEM Appliance Operations

    OEM Appliance operations exceeded revenue expectations during the quarter primarily due to shipments to EMC. Sales of OEM appliances to EMC Corporation represented 81 percent of total net revenues in the third fiscal quarter compared to 79 percent in the second fiscal quarter of 2006. Revenues from other customers in our OEM segment increased to $5.9 million for the fiscal third quarter, from $5.5 million in the prior quarter, marking a continued expansion of revenue from such customers.

    Distribution Operations

    Network Engines' Distribution operation is comprised of the Company's NS Series family of security appliances powered by Microsoft's Internet Security and Acceleration (ISA) Server 2004.

    Recent key accomplishments in its distribution business include:

    -- Launched the NS9200 Enterprise Security Appliance - the first fully integrated appliance powered by Microsoft ISA Server 2004 Enterprise Edition suited to provide large enterprises with security and bandwidth-optimization capabilities

    -- Entered into a multi-year reseller and systems integration agreement with Getronics to deliver secure Managed Branch solutions for Microsoft platforms and web-enabled business applications around the world

    -- Announced a plan to develop for SurfControl a line of integrated secure appliances, optimized for Microsoft's ISA 2006 and featuring SurfControl technology designed to protect networks and individuals from Internet threats such as malware, viruses and phishing attacks

    -- Awarded Microsoft's Partner of the Year in Security Solutions Sales and Marketing at the Microsoft 2006 Worldwide Partner Conference

    "We secured a strategic relationship within the NS Series business during the quarter by entering into a multi-year reseller and systems integration agreement with Getronics to deliver secure solutions for Microsoft platforms and web-enabled business applications around the world," added Shortell. "With its large customer base, the Getronics relationship ties to our strategy to effectively leverage the strength of our partners' sales and support organizations. In addition, the launch of our NS9200 appliance based on ISA Enterprise Edition marks a continued expansion of our product line enabling us to also work with the Microsoft enterprise sales organization that focuses on larger enterprise customers with the potential for multiunit sales. While we still have a substantial amount of work ahead to fully realize the potential of the NS Series, these achievements are important steps towards our goal of increasing revenue from this business segment, improving margins and reaching profitability."

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal fourth quarter ending September 30, 2006, based on current forecasts from certain partners and historical and seasonal trends.

    --  Net revenues in the range of $28 million to $31 million

    -- Gross profit in the range of 15 percent to 17 percent of net revenues

    -- Operating expenses between $7.0 million and $7.3 million, including an estimated $800,000 of stock-based compensation expense related to SFAS No. 123R

    -- Net loss on a GAAP basis between $(1.4) million to $(1.8) million, including approximately $800,000 of stock-based compensation expense

    -- Net loss on a non-GAAP basis, which excludes the estimated stock-based compensation, between $(600,000) and $(1.0) million

    -- Cash, cash equivalents and short-term investments of between $29 million and $31 million

    "Our September revenue guidance is based on current forecasts from our OEM partners and includes seasonality trends for certain partners," stated Doug Bryant, Vice President of Finance and Administration and Chief Financial Officer. "Our guidance also reflects time required for partnerships such as Getronics and SurfControl to begin to take hold later in the calendar year. In the meantime, we will continue to tightly manage operating expenses while making the appropriate strategic investments to ensure our long-term profitability."

    Important Information About Non-GAAP References

    References by Network Engines, Inc. (the "Company") to non-GAAP net loss and non-GAAP net loss per share refer to net loss or net loss per share excluding stock-based compensation cost and restructuring charges. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine net loss and net loss per share. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net loss (which is the basis for non-GAAP net loss per share) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.
    First, excluding the stock-based compensation cost from GAAP loss from operations enables management and investors to perform a meaningful comparison of the Company's operating results to prior periods. In these prior periods, the Company's GAAP financial results were not required to include expense associated with stock-based compensation, and now these expenses will be distributed among functional expense line items in the GAAP presentation. Second, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in creating operating budgets for the Company's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP net loss per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.
    The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net loss should be construed neither as an alternative to GAAP net loss or net loss per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

    Conference Call Details

    In conjunction with this announcement, Network Engines management will conduct a conference call at 10:00 a.m. (ET) today to discuss the company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing the Network Engines' web site at www.networkengines.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.
    To listen to the conference call via phone, please dial (877) 704-5378 or (913) 312-1292 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "8438309" from two hours after the end of the call until 11:59 p.m. (EST) on August 3, 2006. The replay will also be available at the Network Engines web site.

    Network Engines - THE Appliance Company

    Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.
    Our heritage of providing technology products and services tailored to supporting the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.
    Founded in 1997, Network Engines is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol "NENG." For more information about the Company's products and services visit: www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, net income (loss), non-GAAP net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2005 and the most recent Form 10-Q for the quarter ended March 31, 2006 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.



                         Network Engines, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                              (unaudited)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     June 30,  March 31,  June 30,  June 30,  June 30,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------


Net revenues         $ 32,048  $ 28,036  $ 24,305  $ 87,353  $ 74,937
Cost of revenues (1)   26,664    23,705    20,220    72,977    60,688
                      --------  --------  --------  --------  --------

 Gross profit           5,384     4,331     4,085    14,376    14,249

Operating expenses:
 Research and
  development (1)       1,986     2,182     1,702     6,188     5,670
 Selling and
  marketing (1)         2,949     2,812     2,535     8,539     7,312
 General and
  administrative (1)    1,979     2,187     1,935     5,973     6,049
 Restructuring
  charge                    -         -         -         -       366
                      --------  --------  --------  --------  --------

 Total operating
  expenses              6,914     7,181     6,172    20,700    19,397

Loss from operations   (1,530)   (2,850)   (2,087)   (6,324)   (5,148)
Interest and other
 income, net              425       390       286     1,135       686
                      --------  --------  --------  --------  --------

Net loss             $ (1,105) $ (2,460) $ (1,801) $ (5,189) $ (4,462)
                      ========  ========  ========  ========  ========

Net loss per share -
 basic and diluted   $  (0.03) $  (0.06) $  (0.05) $  (0.14) $  (0.12)
                      ========  ========  ========  ========  ========

Shares used in
 computing basic and
 diluted net loss
 per share             38,218    37,987    37,582    38,023    37,357


(1) Effective October 1, 2005 the Company adopted Statement of Finanacial Accounting Standard No. 123 (Revised), "Share-Based Payment." (SFAS 123R). Accordingly, for the three and nine months ended June 30, 2006, stock-based compensation was accounted for under SFAS 123R while, for the three and nine months ended June 30, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     June 30,  March 31, June 30,  June 30,  June 30,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------

 Cost of revenues    $     55  $     46  $      -  $    141  $      -
 Research and
  development             297       284         -       835         -
 Selling and
  marketing               205       243         -       614         -
 General and
  administrative          214       215         -       553         -
                      --------  --------  --------  --------  --------

                     $    771  $    788  $      -  $  2,143  $      -
                      ========  ========  ========  ========  ========




                        Network Engines, Inc.
           Non-GAAP Financial Measures and Reconciliations
                (in thousands, except per share data)
                             (unaudited)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     June 30,  March 31, June 30,  June 30,  June 30,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------


GAAP net loss        $ (1,105) $ (2,460) $ (1,801) $ (5,189) $ (4,462)
 Stock-based
  compensation            771       788         -     2,143         -
 Restructuring
  charge                    -         -         -         -       366
                      --------  --------  --------  --------  --------

Non-GAAP net loss    $   (334) $ (1,672) $ (1,801) $ (3,046) $ (4,096)
                      ========  ========  ========  ========  ========

GAAP basic and
 diluted net loss
 per share           $  (0.03) $  (0.06) $  (0.05) $  (0.14) $  (0.12)
 Stock-based
  compensation           0.02      0.02         -      0.06         -
 Restructuring
  charge                    -         -         -         -      0.01
                      --------  --------  --------  --------  --------

Non-GAAP basic and
 diluted net loss
 per share           $  (0.01) $  (0.04) $  (0.05) $  (0.08) $  (0.11)
                      ========  ========  ========  ========  ========


Shares used in
 computing GAAP and
 non-GAAP basic and
 diluted net loss
 per share             38,218    37,987    37,582    38,023    37,357





                         Network Engines, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)

                                             June 30,    September 30,
                                               2006          2005
                                            ------------  ------------
                                            (unaudited)
ASSETS

Current assets:

 Cash and cash equivalents                 $      5,147  $      9,468
 Short-term investments                          26,146        27,894
 Restricted cash                                     47            47
 Accounts receivable, net                        21,029        10,442
 Receivable for insurance recovery                2,875             -
 Inventories                                     12,315         9,227
 Other current assets                               795           905
                                            ------------  ------------

  Total current assets                           68,354        57,983

Property and equipment, net                       1,305         1,699
Other assets                                         40           122

                                            ------------  ------------

  Total assets                             $     69,699  $     59,804
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable                          $     13,667  $      5,645
 Accrued liabilities                              3,822         2,945
 Accrued litigation settlement                    2,875             -
 Capital lease payable                               17            18
 Deferred revenue                                 1,278           891
                                            ------------  ------------

  Total current liabilities                      21,659         9,499

Capital lease payable                                66            79
Deferred revenue                                    445           365

Stockholders' equity:
 Common stock                                       411           403
 Treasury stock                                  (2,838)       (2,838)
 Additional paid-in capital                     181,295       178,446
 Accumulated deficit                           (131,339)     (126,150)
                                            ------------  ------------

  Total stockholders' equity                     47,529        49,861

                                            ------------  ------------
   Total liabilities and stockholders'
    equity                                 $     69,699  $     59,804
                                            ============  ============


    CONTACT: Financial Dynamics
             Bob Joyce \ Peter Schmidt, 212-850-5600